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                                                                     EXHIBIT 5.1

          [GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL LETTERHEAD]

                                                        April 29, 1998

The Network Connection, Inc.
1324 Union Hill Road
Alpharetta, GA  30004

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to The Network Connection, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of: 830,989 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon conversion of Convertible Debentures issued to an institutional investor under the terms of a Convertible Debenture Purchase Agreement, dated March 11, 1998 (the "Debentures").

     In connection with this opinion, we have examined copies of the Registration Statement. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, copies of the Company's Certificate of Incorporation, By-Laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

     Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if:

     (a) The Registration Statement shall have become effective, as the same may hereafter be amended;

     (b) The Common Stock to be sold shall have been issued and delivered in accordance with the terms of the Debentures against receipt of the consideration stipulated therefor; and

     (c) The Common Stock to be sold shall have been sold as contemplated in the Registration Statement;

then upon the happening of each of the events set forth in paragraphs (a),
(b) and (c) above:

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     The Common Stock being sold, upon execution and delivery of proper certificates therefor, will have been duly authorized, validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

     The opinion set forth above is limited to the Georgia General Corporation Law, as amended, and to the matters set forth herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not thereby intend any inference that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             GREENBERG TRAURIG HOFFMAN
                                             LIPOFF ROSEN & QUENTEL